Exhibit 10.7

EXECUTION COPY

COMMON STOCK PURCHASE AGREEMENT

by and among

dELiA*s, Inc.

(the “Company”)

and

the Investors set forth on Schedule A hereto

Dated as of August 29, 2005

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of August 29, 2005 by and between dELiA*s, a Delaware corporation (the “Company”), and the investors set forth on Schedule A attached hereto (each an “Investor” and collectively, the “Investors”).

A.    WHEREAS, the Alloy, Inc. (“Alloy”), the Company’s current ultimate parent corporation, is contemplating spinning off the Company by means of a distribution of all of the Company’s common stock owned by Alloy on a pro-rata basis to the holders of Alloy’s common stock as of a to be determined record date (the “Spinoff Record Date”); and

B.    WHEREAS, in connection with the Spinoff, and in order to raise capital for the Company’s contemplated retail store rollout program and for general working capital, the Company is contemplating effecting a rights offering, pursuant to which holders of the Company’s common stock as of a to be determined date after the effective date of the Spinoff (the “Rights Offering Record Date”), would be issued, at no cost, rights to purchase shares of common stock, par value $.001 per share, of the Company (the “Common Stock”), which rights would permit the holders thereof the ability to purchase such Common Stock at per share purchase price that equates to a pre-money valuation for the Company, after giving effect to the Spinoff and as adjusted to account for the dilutive impact of options and warrants that will be outstanding immediately following the Spinoff pursuant to the treasury stock method but without regard to the transactions contemplated hereby, of $175 million (the “Purchase Price”); and

C.    WHEREAS, each of the Investors is an “Executive Officer” of the Company (as such term is defined in Regulation D (“Reg D”) promulgated by the Securities and Exchange Commission (the “SEC) under the Securities Act of 1933, as amended (the “Securities Act”), or otherwise qualifies as an “accredited investor” under the provision of Reg D; and

D.    The Company contemplates preparing and filing with the SEC a registration statement on Form S-1, pursuant to which the shares of Common Stock to be issued in connection with the Spinoff and Rights Offering would be registered with the SEC, and in connection therewith, is preparing a prospectus (the “Prospectus”) that will be included in such registration statement and sent to (i) holders of Alloy common stock as of the Spinoff Record Date and (ii) holders of the Company’s common stock as of the Rights Offering Record Date; and

E.    WHEREAS, the Company wishes to issue and sell to the Investors, and the Investors wish to purchase from the Company, shares of common stock, par value $0.001 per share of the Company (the “Common Shares”).

NOW, THEREFORE, in consideration of the foregoing, the parties hereto, intending legally to be bound, hereby agree as follows (terms with initial capital letters used herein without immediate definition shall have the meanings set forth in Schedule B attached hereto):

Section 1.    Purchase and Sale of the Securities

1.1    Securities.    Subject to the terms and conditions set forth in this Agreement, each Investor, severally and not jointly, hereby agrees to purchase from the Company that number of shares of Common Stock at the per share Purchase Price as equals the dollar amount set forth opposite such Investors name on Schedule A hereto. All such Common Shares which may be issued and purchased pursuant to the terms of this Agreement shall be referred to hereinafter as the “Shares.”

1.2     Closing.    The closing of the transactions contemplated pursuant to the Agreement (the “Closing”) shall take place at 10:00 A.M. at the offices of the Company on the 2nd business day after which all conditions to Closing set forth below have been satisfied, or at such other time and place as the Company and Investors mutually agree upon in writing. If acceptable to the Company and the Investors, the Closing may be effected by facsimile transmission of executed copies of the documents delivered at the Closing and payment of the purchase price by wire transfer and by sending original copies of the documents delivered at the Closing by reputable overnight delivery service, postage or delivery charges prepaid, for delivery to the parties at their addresses stated on the signature page of this Agreement by the first business day following the Closing. At the Closing, the Company shall deliver to each Investor a certificate representing the Shares that such Investor is purchasing against payment of the purchase price therefor by wire transfer of immediately available funds.

Section 2.    Representations and Warranties of the Company

In order to induce each Investor to enter into this Agreement and to purchase the Shares to be purchased by it hereunder, the Company represents and warrants to each Investor and agrees with each Investor, the following are true and correct as of the date hereof and shall be true and correct as of the Closing hereunder:

2.1    Shares.    The Company has, or will have prior to the Closing, duly authorized the issuance, delivery and sale to the Investors of the Shares. The Shares, when issued, sold and delivered pursuant to the terms of this Agreement, will be validly issued, fully-paid and nonassessable, will be free and clear of any Encumbrance.

2.2    Organization Standing, Power, Authority, Qualification.    The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware with full power and authority necessary (a) for the execution and delivery of this Agreement and the Registration Rights Agreement and the performance of its obligations hereunder and thereunder; (b) to own, lease and operate its properties; and (c) to carry on its business as proposed to be conducted. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify could have a Material Adverse Effect, and is duly authorized, qualified and licensed under all Laws or otherwise, to carry on its business in the places and in the manner conducted and to own its properties and Assets.

2.3    Capitalization.    As of the effective date of the Spinoff, the capitalization of the Company shall be as set forth in the Prospectus under the heading “Capitalization.”

2.4    Governing Documents.    The amended and restated certificate of incorporation of the Company (the “Certificate”), and the amended and restated bylaws of the Company (the “Bylaws”), as are to be in effect at the effective time of the Spinoff shall be in the forms attached as exhibits to the registration statement of which the Prospectus will be part.

2.5    Enforceability of Agreements.    The Company has duly taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Registration Rights Agreement. This Agreement and the Registration Rights Agreement constitutes (or, in the case of the Registration Rights Agreement, will constitute upon execution and delivery thereof at the Closing) the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

2.6    No Violations.    Neither the execution, performance or delivery of this Agreement or the Registration Rights Agreement, nor the consummation of any transaction contemplated hereby or thereby, including, without limitation, the issuance and sale of the Shares as provided herein, conflicts with or will conflict with or has constituted (with due notice or lapse of time, or both) or resulted in or will constitute or result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under the provisions of any Contract or agreement to which the Company is a party or by which it is bound, or the Certificate or Bylaws of the Company or the violation of any Judgment, Law or Permit to which the Company is a party or by which it or its Assets are bound, which, singly or in the aggregate, would have a Material Adverse Effect.

2.7    Offering.    Subject to the accuracy of the representations and warranties of the Investors in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized Person acting on its behalf will take any action hereafter that would cause the loss of such exemption. The Company has complied and will comply with all applicable state “blue sky” or securities laws in connection with the offer, sale and issuance of the Securities as contemplated by this Agreement.

Section 3.    Representations and Warranties of the Investors

Each Investor severally represents and warrants to the Company as of the date hereof and as of the date of each Subsequent Closing hereunder in which such Investor participates that:

3.1    Investment Representation.    Such Investor is acquiring the Shares for investment purposes, and not with a view to selling or otherwise distributing any thereof. The Investor understands that the Shares have not been registered under the Securities Act by reason of their issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof and agrees to deliver to the Company, if requested by the Company, an investment letter in customary form. The Investor further understands that the certificates representing the Shares will bear the following legend or one similar thereto and agrees that it will hold such Shares subject thereto:

THE ISSUANCE OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY).

3.2    Authorization; Enforceability.    Such Investor has taken all necessary action to authorize its execution, delivery and performance of this Agreement and the Registration Rights Agreement. This Agreement constitutes, and the Registration Rights Agreement will constitute, upon execution and delivery thereof at any Closing, its legal, valid and binding agreement.

3.3    Accredited Investor.    Such Investor is an “accredited investor” as defined in Reg D.

3.4    Suitability and Sophistication.    The Investor (i) has such knowledge and experience in financial and business matters that the Investor is capable of independently evaluating the risks and merits of purchasing the Shares; (ii) such Investor has independently evaluated the risks and merits of purchasing the Shares and has independently determined that the Shares are a suitable investment for the Investor; and (iii) such Investor has sufficient financial resources to bear the loss of the Investor’s entire investment in the Shares.

3.5    Brokers.    No Investor has retained, utilized or been represented by any investment bank, broker or finder in connection with the transactions contemplated by this Agreement.

Section 4.    Conditions Precedent to Closing by the Investors

4.1    Closing.    The obligations of each Investor to the Company shall be subject to the satisfaction on or before the Closing of each of the following conditions, except to the extent that such satisfaction is waived by such Investor in writing:

(a)    Representations of the Company.    All of the representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true in all material respects as of the Closing as if made on and as of such Closing.

(b)    Performance by the Company.    All of the covenants, terms and conditions of this Agreement and the Registration Rights Agreement to be satisfied or performed by the Company on or before such Closing shall have been satisfied or performed in all material respects.

(c) Consents. All Consents of any Governmental Authority or any other Person, including, but not limited to, the stockholders of the Company that are required in connection with the execution, delivery and performance of this Agreement and the Registration Rights Agreement, or the consummation of the transactions contemplated hereby or thereby, shall have been obtained.

(d) Actions. All corporate and other actions taken or required to be taken by the Company and its board of directors and stockholders in connection with the execution, delivery and performance of this Agreement and the Registration Rights Agreement, or the consummation of the transactions contemplated hereby or thereby, shall have been taken.

(e) Absence of Proceedings. No Proceeding shall have been instituted or threatened on or before such Closing by any Person, no Judgment shall have been issued, and no new Law shall have been enacted, that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement.

(f) Spinoff and Rights Offering. All conditions precedent to the Spinoff and Rights Offering shall have been satisfied and the Spinoff Record Date and Rights Offering Record Date shall have been established.

Section 5. Conditions Precedent to Closing by the Company

Each obligation of the Company to each Investor shall be subject to the satisfaction on or before each Closing of each of the following conditions, except to the extent that such satisfaction is waived by the Company in writing:

5.1 Representation of the Investors. All representations and warranties of each Investor contained in this Agreement shall have been true in all material respects as of the date of this Agreement and shall be true as of such Closing as if made on and as of such Closing.

5.2 Payment of Purchase Price. Each Investor shall have made payment of the purchase price for the Shares purchased by such Investor by wire transfer or cashiers’ check.

5.3 Consents. All Consents of any Governmental Authority or any other Person that are required in connection with the execution, delivery and performance of this Agreement and the Registration Rights Agreement, or the consummation of the transactions contemplated hereby or thereby, shall have been obtained.

5.4 Actions. All corporate and other actions taken or required to be taken by the Investors in connection with the execution, delivery and performance of this Agreement and the Registration Rights Agreement, or the consummation of the transactions contemplated hereby or thereby, shall have been taken.

5.5 Absence of Proceedings. No Proceeding shall have been instituted or threatened on or before such Closing by any Person, no Judgment shall have been issued, and no new Law shall have been enacted, that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement.

5.6 Spinoff and Rights Offering. All conditions precedent to the Spinoff and Rights Offering shall have been satisfied and the Spinoff Record Date and Rights Offering Record Date shall have been established.

Section 6. Closing Deliveries

6.1 Deliveries of the Company at the Closing. At the Closing, the Company shall deliver to the Investors the following:

(a) Stock Certificates. Stock certificates in the name of each Investor representing the Shares purchased by such Investor hereunder.

(b) Registration Rights Agreement. The Registration Rights Agreement in the form attached hereto as Exhibit A, dated as of such Closing, duly executed by the Company and each Investor.

(c) Other Documents. All other agreements, certificates, instruments and documents reasonably requested from the Company in order to fully consummate the transactions contemplated by this Agreement and the Registration Rights Agreement and carry out the purposes and intent of this Agreement and the Registration Rights Agreement.

6.2 Deliveries of the Investors at the Closing. At the Closing, each Investor shall deliver to the Company the following:

(a) Purchase Price. Subject to and in accordance with Section 1.2 hereof, the Purchase Price for the Shares being purchased by such Investor at the Closing, by cashiers’ check or wire transfer.

(b) Registration Rights Agreement. The Registration Rights Agreement in the form attached hereto as Exhibit A, dated as of the Closing, duly executed by such Investor.

Section 7. Indemnification

7.1 Indemnification Obligations of the Company. In addition to all rights and remedies available to the Investors at law or in equity, the Company shall indemnify, defend and hold harmless each of the Investors and each subsequent holder of the Shares, and their respective parents, subsidiaries, shareholders, officers, directors, partners, employees, agents, representatives, Affiliates, Associates, successors, heirs and assigns (all of the foregoing are collectively referred to as the “Indemnified Parties”) from and against, and pay on behalf of or reimburse such Indemnified Party as and when incurred with respect to, all Proceedings, Judgments, Obligations, losses, damages, settlements, assessments, deficiencies, Taxes, fines and costs and expenses, whether or not arising out of any claims by or on behalf of any third party, including interest, penalties, reasonable attorneys’ fees and expenses and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, “Losses”), which any such Indemnified Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of any of the following:

(a) Any misrepresentation, breach or failure of any representation or warranty made by the Company in this Agreement or the Registration Rights Agreement; or

(b) Any failure or refusal by the Company to satisfy or perform any term or condition of this Agreement or the Registration Rights Agreement required to be satisfied or performed by the Company;

7.2 Indemnification Payments. All amounts owed by the Company to the Indemnified Party, if any, under this Section 7 shall be paid in full by wire transfer of immediately available funds within three (3) business days after a final settlement or agreement as to the amount owed is reached, or after a final Judgment (without further right of appeal) determining the amount owed is rendered to the Investors.

Section 8. Other Provisions

8.1 Amendment. This Agreement may be amended, modified or supplemented by the parties hereto, provided that any such amendment, modification or supplement shall be in writing and signed (or consented to in writing) by the Company and the holders of at least one-half (1/2) of the Shares issued and outstanding (the “Consenting Investors”). Any amendment, modification or supplement effected in accordance with this Section 8.1 shall be binding on each subsequent holder of the Shares.

8.2 Waivers. No waiver by the Company with respect to this Agreement shall be enforceable unless in writing and signed (or consented to in writing) by the Company, and no waiver by the Investors with respect to this Agreement shall be enforceable against the Investors unless in writing and signed (or consented to in writing) by the Consenting Investors. Any waiver of the Investors effected in accordance with this Section 8.2 shall be binding on each subsequent holder of the Shares. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of the same or any other right, power or remedy.

8.3 Expenses. Each of the parties shall bear their own expenses incurred in connection with the preparation of this Agreement and the Registration Rights Agreement.

8.4 Notices. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in hand or by courier; (b) five (5) business days after being mailed by first class certified mail, return receipt requested, postage prepaid; or (c) three (3) business days after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, to the parties at their respective addresses. All Notices to be given hereunder shall be sent to the Investors at their respective addresses stated on Schedule A hereto. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to any of the other parties in accordance with this Section 8.4, except that any such change of address notice shall not be effective unless and until received.

8.5     Survival of Representations and Covenants.

(a)    All representations and warranties made in or pursuant to this Agreement shall survive each of the Closings and the consummation of the transactions contemplated hereby and thereby for a period of one (1) year from such Closing.

8.6    Interpretation of Representations.    Each warranty and representation made by the Company in this Agreement and the Registration Rights Agreement is independent of all other warranties and representations made by the Company (whether or not covering related or similar matters) and must be independently and separately satisfied.

8.7    Interpretation Generally.    In view of the fact that each of the parties hereto has been represented by its own counsel (or given the opportunity to obtain such representation) and this Agreement has been fully negotiated by all parties, the legal principle that ambiguities in a document are construed against the draftsperson of that document shall not apply to this Agreement.

8.8    Entire Understanding.    This Agreement and the Registration Rights Agreement, together with the Disclosure Schedule, Exhibits and Schedules hereto and thereto, state the entire understanding among the parties with respect to the subject matter hereof and thereof, and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof and thereof. Prior drafts of this Agreement shall not be admissible into evidence (regardless of any ambiguity in this Agreement) for any purposes whatsoever.

8.9    Parties in Interest.    This Agreement shall bind, benefit, and be enforceable by and against each party hereto and its successors and assigns. No party shall in any manner assign any of its rights or obligations under this Agreement without the express prior written consent of the other parties (which, in the case of the Investors, shall mean the Consenting Investors).

8.10    Severability.    If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

8.11    Counterparts.    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one original counterpart hereof.

8.12    Section Headings.    The section and subsection headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

8.13    Controlling Law.    THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

8.14    Jurisdiction and Process.    EACH OF THE PARTIES (A) IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF AND STATE OR UNITED STATES DISTRICT COURT LOCATED IN THE CITY OF NEW YORK, NEW YORK, IN ANY AND ALL ACTIONS BETWEEN OR AMONG ANY OF THE PARTIES, WHETHER ARISING HEREUNDER OR OTHERWISE; (B) IRREVOCABLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION; AND (C) IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY FIRST CLASS CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO THE ADDRESS AT WHICH SUCH PARTY IS TO RECEIVE NOTICE IN ACCORDANCE WITH SECTION 8.4 IN ANY AND ALL ACTIONS BETWEEN OR AMONG ANY OF THE PARTIES, WHETHER ARISING HEREUNDER OR OTHERWISE, THE PREVAILING PARTY OR PARTIES SHALL BE ENTITLED TO RECOVER THEIR REASONABLE ATTORNEYS’ FEES AND LEGAL EXPENSES FROM THE OTHER PARTY OR PARTIES.

8.15    No Third Party Beneficiaries.    No provision of this Agreement is intended to or shall be construed to grant or confer any right to enforce this Agreement, or any remedy for breach of this Agreement, to or upon any Person other than the parties hereto, including, but not limited to, any customer, prospect, supplier, employee, contractor, salesman, agent or representative of any of the parties hereto.

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IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

dELiA*s, INC.

By: /s/    Robert E. Bernard

Name: Robert E. Bernard

Title: Chief Executive Officer

INVESTORS:

/s/    Robert E. Bernard

Robert E. Bernard

/s/    Walter Killough

Walter Killough

/s/    David Desjardins

David Desjardins

/s/    Cathy McNeal

Cathy McNeal

/s/    Andrew Firestone

Andrew Firestone

SCHEDULE A

LIST OF INVESTORS

August 29, 2005

Investor	Aggregate Purchase Price ($)

Robert E. Bernard	$ 1,000,000

Walter Killough	70,000

David Desjardins	50,000

Cathy McNeal	50,000

Andrew Firestone	30,000

TOTAL	$ 1,200,000

SCHEDULE B

DEFINITIONS

The following definitions apply to this Agreement, which definitions shall apply whether the same word is used in this Agreement in the singular or plural.

“Affiliate” means, with respect to any Person, any of (a) a director, officer or stockholder holding ten percent (10%) or more of the capital stock (on a fully diluted basis) of such Person; (b) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or officer of such Person); and (c) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Asset” means any real, personal, mixed, tangible or intangible property of any nature, including, but not limited to, cash assets, prepayments, deposits, escrows, accounts receivable, Tangible Property, Real Property, software, intangibles and goodwill, and claims, causes of action and other legal rights and remedies.

“Associate” shall have the meaning ascribed to such term in Rule 12(b)-2 promulgated under the Exchange Act.

“Consent” means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions in a specified manner and/or to achieve a specified result.

“Contract” means, with respect to any Person, any written or oral contract, agreement, instrument, order, arrangement, commitment or understanding of any nature, including, but not limited to, sales orders, purchase orders, leases, subleases, data processing agreements, maintenance agreements, noncompetition agreements, license agreements, sublicense agreements, loan agreements, promissory notes, security agreements, pledge agreements, deeds, mortgages, guaranties, indemnities, warranties, employment agreements, consulting agreements, sales representative agreements, joint venture agreements, buy-sell agreements, options, warrants, rights to sell or buy or rights of first refusal or offer.

“Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, covenant, restriction, reservation, conditional sale, prior assignment, or other encumbrance, claim, burden or charge of any nature.

“Governmental Authority” means any (a) nation, state, province, local or other jurisdiction of any nature; (b) foreign, federal, state, provincial, local or other government; (c) authority, agency, branch, department, court, tribunal, official or entity of any of the foregoing or of any quasi-governmental authority; (d) international or multinational organization, authority, body or tribunal; or (e) other organization, body, authority or tribunal exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory arbitration or taxing authority or power of any nature.

“Judgment” means any order, writ, injunction, citation, award, decree or other judgment of any nature of any Governmental Authority.

“Law” means any provision of any foreign, federal, state or local law, statute, ordinance, charter, constitution, treaty, rule or regulation of any Governmental Authority.

“Material Adverse Effect” means a material adverse effect on the business, operations, Assets, obligations, financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

“Obligation” means any debt, liability or obligation of any nature, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise.

“Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature, granted, issued, approved or allowed by any Governmental Authority.

“Person” means any individual, sole proprietorship, joint venture, partnership, corporation, association, cooperative, trust, estate, Governmental Authority or other entity of any nature.

“Proceeding” means any demand, claim, suit, action, cause of action, equitable action, litigation, investigation, arbitration, administrative hearing or other proceeding of any nature.

“Real Property” means any real estate, land, building, condominium, townhouse, structure or other real property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or other forms of ownership interest through which interests in real estate may be held, and all appurtenant and ancillary rights thereto, including, but not limited to, easements, covenants, water rights, sewer rights and utility rights.

“Registration Rights Agreement” means the Registration Rights Agreement in the form attached hereto as Exhibit A.

“Securities Act” means the Securities Act of 1933, as amended (the “Securities Act”).

“Tangible Property” means any furniture, fixtures, leasehold improvements, vehicles, office equipment, computer equipment, other equipment, machinery, tools, forms, supplies, molds or other tangible personal property of any nature.

“Tax” means (a) any income, earnings, profits, gross receipts, franchise, capital stock, net worth, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, license, environmental, value-added, customs, payroll, withholding, unemployment compensation, social security or other tax of any nature imposed, assessed or collected by or under the authority of any Governmental Authority; (b) any organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, sewer rent or other fee or charge of any nature imposed, assessed or collected by or under the authority of any Governmental Authority; or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.

* * * * * * * * * *

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT